Exhibit 99.1
Voyager Learning Company and Cambium Learning, Inc. Complete Merger
▪	Creates Leading U.S. Provider of Education Intervention Services

▪	Merged Company Named Cambium Learning Group, Inc.

▪	Trades on NASDAQ Global Market Under Ticker Symbol ABCD
DALLAS, TX — December 8, 2009 – Cambium Learning Group, Inc. (Nasdaq: ABCD), today announced it has completed the merger of Cambium Learning, Inc., a company serving the needs of at-risk and special student populations, and Voyager Learning Company (OTC: VLCY), a provider of educational solutions. The business combination creates a leading provider of intervention curricula, educational technologies and services for the Pre-K through 12th grade market in the United States.
The merger was effected through a newly formed company, Cambium Learning Group, Inc., which acquired both businesses and issued shares in the combined company to the stockholders of Voyager Learning Company and Cambium Learning, Inc. The transaction was approved by Voyager Learning Company stockholders by a margin of 99 percent of the votes that were cast at the special meeting conducted earlier today. Effective with the market opening on Wednesday, December 9, 2009, Cambium Learning Group, Inc. will be a publicly traded company listed on the NASDAQ Global Market under the symbol ABCD.
Cambium Learning Group, Inc., headquartered in Dallas, Texas, is majority owned by Veronis Suhler Stevenson, a leading private equity investor in the information, education and media industries.
Cambium Learning Group, Inc. operates three business units: Voyager, a comprehensive intervention business; Sopris, a supplemental solutions business; and Cambium Learning Technologies, which includes ExploreLearning, IntelliTools, Kurzweil and Learning A-Z. Through its core divisions, Cambium Learning Group, Inc. will provide research-based education solutions for students in Pre-K through 12th grade, including intervention curricula, educational technologies and services exclusively focused on serving the needs of the nation’s most challenged learners and those realizing their full potential.
“As one company, we remain steadfast to our mission to help all students achieve their full learning potential,” said Ron Klausner, who will serve as Chief Executive Officer of Cambium Learning Group, Inc. “With a broader range of innovative products and instructional tools, we are better positioned to make a significant difference, and also to improve the trajectories of our nation’s underperforming students,” said Dave Cappellucci, who will serve as President of Cambium Learning Group Inc. and President of its Voyager business unit.

Under the terms of the merger, Voyager Learning Company stockholders were entitled to elect to receive cash and/or shares of Cambium Learning Group, Inc. common stock in exchange for their shares of Voyager Learning Company common stock. The election was subject to certain proration rules contained in the definitive merger agreement, depending on the amount of cash elections that were made. The maximum amount of cash was elected by the Voyager Learning Company stockholders.
The following table shows the amount of cash and stock consideration that would be received by a Voyager Learning Company stockholder owning 1,000 shares of common stock of Voyager Learning Company. The amounts in the table are based on 29,874,145 Voyager shares outstanding and certain tax refunds, in the aggregate amount of $15,522,979, received prior to closing. These amounts assume that each Voyager Learning Company stockholder elected to receive cash for each share of Voyager common stock held by the stockholder, and that no stockholder exercised appraisal rights. The table does not include the amount of cash to be paid to Voyager Learning Company stockholders from the contingent value rights that were issued in the merger.

Cash Election	Pre-Closing Tax Refund	Total Cash	Shares of Cambium-Learning
Consideration	Consideration	Consideration	Group, Inc. Common Stock
$2,255.50	$519.61	$2,775.11	653
The new Board of Directors of Cambium Learning Group, Inc. will consist of a total of nine directors, with seven of the nine initially filled as follows: Messrs. Cappellucci and Klausner, Frederick Schwab, retired President and Chief Executive Officer of Porsche Cars North America, Inc.; Jeffrey T. Stevenson, Managing Partner, VSS; Richard Surratt, former President and Chief Executive Officer of Voyager Learning Company; Scott J. Troeller, Partner, VSS; and Neil Weiner, Senior Managing Member, Fox Hill Capital Partners. Until each of the additional directors are elected, Messrs. Troeller and Stevenson will be entitled to vote for each vacant seat.
Cambium Learning, Inc. was represented by Lowenstein Sandler PC in connection with this transaction, and Voyager Learning Company was represented by Perkins Coie LLP. Allen & Company LLC served as financial advisor to Voyager Learning Company.
Cambium Learning Group, Inc. will hold a conference call at 4:00 p.m. Eastern Time on Thursday, December 10, 2009, to discuss details of the merger, the integration of the businesses and the combined company’s prospects for growth in 2010. To listen to this conference call, please dial (888) 688-0384 and enter # 45633109 at 4:00 p.m. Eastern Time on December 10, 2009. The call will be recorded and archived until December 31, 2009, and can be replayed by calling (800) 642-1687 and entering # 45633109. The conference call will also be webcast and archived on the Cambium Learning Group, Inc. website at www.cambiumlearning.com.

About Cambium Learning Group, Inc.
Cambium Learning Group, Inc. (NASDAQ:ABCD) is based in Dallas, Texas, and operates three business units: Voyager, a comprehensive intervention business; Sopris, a supplemental solutions business; and Cambium Learning Technologies, which includes ExploreLearning, IntelliTools, Kurzweil and Learning A-Z . Through its core divisions, Cambium Learning Group, Inc. provides research-based education solutions for students in Pre-K through 12th grade, including intervention curricula, educational technologies and services exclusively focused on serving the needs of the nation’s most challenged learners and those realizing their full potential. The company’s website is www.cambiumlearning.com.
About Veronis Suhler Stevenson
Veronis Suhler Stevenson is a private equity and mezzanine capital fund management company dedicated to investing in the information, education and media industries in North America and Europe. VSS provides capital for buyouts, recapitalizations, growth financings and strategic acquisitions to companies and management teams with a goal to build companies both organically and through a focused add-on acquisition program. To date, VSS equity and mezzanine funds have invested in 63 platform companies, which have in turn completed almost 290 add-on acquisitions resulting in a portfolio with realized and unrealized enterprise values totaling over $14 billion. The company’s website is www.vss.com.
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Contacts:
Shannan Overbeck
Cambium Learning Group, Inc
(214) 932-9476
soverbeck@voyagerlearning.com
Jim Rutherfurd
Veronis Suhler Stevenson
(212) 381-8446
rutherfurdj@vss.com
Forward-Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties and other factors that may cause the markets, actual results, levels of activity, performance or achievements of Cambium Learning Group, Inc. to be materially different from any actual future results, levels of activity, performance or achievements. These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition and the risk that competitors will seek to capitalize on the risks and uncertainties confronting the new combined company, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Registration Statement on Form S-4 (File No. 333-161075), as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc. does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

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